UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

7F, No. 267 Qu Yang Road Hongkou District Shanghai, China (Address of principal executive offices)	200081 (Zip Code)

Registrant’s telephone number, including area code (86) 021 5556-0020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 — Entry into a Material Definitive Agreement

On May 21, 2009, China Energy Recovery, Inc., a Delaware corporation (“Company”), together with its subsidiaries, CER Energy Recovery (Shanghai) Co., Ltd. (“Borrower”) and CER (Hong Kong) Holdings Limited (“Paying Agent”) entered into a series of agreements for an unsecured term loan arrangement with Hold And Opt Investments Limited, a Bahamian company (the “Term Loan Note and Agreement”). The proceeds of this loan will be for the construction of a new plant to be located in China for the production of the Company products, including the purchase of land for the plant, buildings, equipment and for the facilitating of financing loans from one or more in-China banks and institutional lenders.

The Borrower is permitted to draw down up to $5,000,000 in principal amount under the terms of the Term Loan Note and Agreement, within six months of the making.  Any amount borrowed will bear interest at 9.5%, payable every six months, calculated and compounded quarterly.  Each draw is due twenty-four months after the draw down date, together with any accrued and unpaid interest.  The Borrower may pre-pay the note, from time to time, at its option, and must repay the loan on the happening of certain specified events, upon receipt of notice from the lender.  Principal sums repaid may not be reborrowed. Repayments on demand of the lender may only be made commencing May 21, 2011, upon the closing of a capital raising financing, other than from a Chinese institutional lender, and then only up to 50% of the proceeds.  The lender may also require repayment of all the then principal outstanding, without premium or penalty, together with any accrued and unpaid interest upon the following: (i) the sale by the Company of the plant being financed (whether as an asset, license, lease or equity transaction or similar arrangement whereby the title, operations or control of the plant is transferred) to any person or entity that is not a controlled entity, affiliate or subsidiary of the Company, (ii) any of abandonment or non-completion of the building, failure to obtain the commissioning of the plant or ceasing the operation of the plant by the Company, (iii) sale of all or substantially all of the assets of the Company, (iv) a change of control of the Company, where the change of control represents a 50% or greater change of the direct and/or beneficial ownership of the voting stock for any reason or by any means, in a single or series of related transactions, (v) any merger, combination or continuation of the Company where the Company is not the surviving entity or there is a change of control, or (vi) if Mr. Qinghuan Wu, the current Chief Executive Officer and Chairman of the Board of the Company, does not hold those positions (for any reason, whether because of resignation, retirement or change of duties or otherwise) at any time during the time that any of the principal or interest is outstanding or due and payable.

The amounts due under the loan are convertible into common stock of the Company, at $1.80 per share, up until 90 days before a due date, or at any time in the event an event of default is continuing.  In the event of default in the payment of principal or interest, the conversion rate will be determined by a formula, based on the net asset value per share as set forth in the latest available financial statements prior to the date of conversion or as determined by the board of directors and lender if such financial statements are not available.  The conversion rate is subject to adjustment for stock splits, reverse stock splits, stock dividends and reorganizations affecting the common stock of the Company, and for mergers and acquisition transactions were the Company is not the surviving entity.

The note contains typical events of default provisions for non-payment and reorganization and bankruptcy events.  In the event that the amounts due in default are in excess of $1,000,000, the holder of the note will be permitted to exercise its rights under a series of preferred stock, created at the inception of the loan facility.  This stock, the Class B Preferred Stock, gives the holder the right to have on the board of directors a majority of the directors, and approval rights over fundamental transactions, such as capital raising, sale of assets and issuance of shares of common stock and other securities.

The Company, Borrower and Paying Agent agree to comply with certain covenants.  The Company is obligated to maintain its reporting status under the United States securities laws, not engage in any merger or other acquisition transaction without the permission of the lender, and otherwise maintain its properties and operate its business in the regular course. The lender has the right of first refusal to provide any debt or equity financing to be undertaken by the Company that is for capital raising purposes on the same terms as bona fide offer by any lender or investor while any of the principal or interest is outstanding and due.  If the holder fails to accept in writing any bona fide third party proposal within thirty (30) business days after receipt of a written notice from the Company containing such proposal, then the holder shall have no claim or right with respect to any such financing contained in any such notice.  If, thereafter, such proposal is modified in any material respect, the Company shall adopt the same procedure as with respect to the original proposed financing.

The lender was issued a transferable warrant providing the right to purchase from the Company, at any time from May 21, 2009 until May 21, 2014, up to an aggregate of 1,388,889 shares of the Company’s common stock at an initial exercise price (subject to adjustment) of $1.80 per share. The warrant has a cashless exercise provision if the shares issuable under the warrant are not registered for resale.

The Company has also entered into a registration rights agreement covering the shares that may be issued on conversion of the note and exercise of the warrant.  The lender is provided three demand rights and unlimited piggyback rights.  The rights are subject to SEC and underwriter cutback requirements, and the rights terminate if the shares may be sold without registration.  There are no stated liquidated damages for the failure to complete a registration obligation.

Item 3.02 — Unregistered Sales of Equity Securities

Loan Facility

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with issuing the note and warrant, and will rely on the same exemption for the issuance of shares upon conversion and exercise of those instruments. The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

The warrant, the shares of common stock issuable upon conversion of the loan and the shares of common stock issuable upon the exercise of the warrant have not been registered under the Securities Act, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
4.1	Warrant dated May 21, 2009, issued by Registrant to Hold And Opt Investments Limited
10.1	Loan Agreement dated as of May 21, 2009 between Registrant and Hold And Opt Investments Limited
10.2	Registration Rights Agreement dated as of May 21, 2009 between Registrant and Hold And Opt Investments Limited
99.1	Press Release, dated May 26, 2009, regarding the Financing

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.
Date: May 26, 2009	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Warrant dated May 21, 2009, issued by Registrant to Hold And Opt Investments Limited
10.1	Term Loan and Agreement dated as of May 21, 2009 between Registrant and Hold And Opt Investments Limited
10.2	Registration Rights Agreement dated as of May 21, 2009 between Registrant and Hold And Opt Investments Limited
99.1	Press Release, dated May 26, 2009, regarding Term Loan and Agreement